EXHIBIT 5.1





                            KELLEY DRYE & WARREN LLP
      A Limited Liability Partnership Including Professional Associations
                               TWO STAMFORD PLAZA
                             281 TRESSER BOULEVARD
                            STAMFORD, CT 06901-3229


                                   May 9, 1997




El Paso Natural Gas Company
El Paso Energy Building
1001 Lousiana Street
Houston, Texas  77002

      Re:   EL PASO NATURAL GAS COMPANY OMNIBUS PLAN FOR MANAGEMENT EMPLOYEES

Dear Sirs:

            We are acting as special counsel to El Paso Natural Gas Company, a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to 2,500,000 shares of the Company's Common Stock, $3 par value per share (the "Shares"), which will be issued pursuant to the El Paso Natural Gas Company Omnibus Plan for Management Employees (the "Plan").

            In connection with this opinion, we have examined and relied upon copies certified or otherwise identified to our satisfaction of: (i) the Plan;
(ii) an executed copy of the Registration Statement; (iii) the Company's Restated Certificate of Incorporation and By-laws, as amended; (iv) the minute books and other records of corporate proceedings of the Company, as made available to us by officers of the Company; and have reviewed such matters of law as we have deemed necessary or appropriate for the purpose of rendering this opinion.

            For purposes of this opinion we have assumed the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness


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El Paso Natural Gas Company
May 9, 1997
Page -2-


of all signatures on all documents examined by us, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to certain factual matters material to the opinion expressed herein, we have relied to the extent we deemed proper upon representations, warranties and statements as to factual matters of officers and other representatives of the Company. Our opinion expressed below is subject to the qualification that we express no opinion as to any law other than the laws of the State New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware. Without limiting the foregoing, we express no opinion with respect to the applicability thereto or effect of municipal laws or the rules, regulations or orders of any municipal agencies within any such state.

            Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, it is our opinion that the Shares to be issued by the Company pursuant to the Plan have been duly authorized and reserved for issuance and, when certificates for the Shares have been duly executed by the Company, countersigned by a transfer agent, duly registered by a registrar for the Shares and issued and paid for in accordance with the terms of the Plan, the Shares will be validly issued, fully paid and non-assessable.

            This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State New York, the federal laws of the United States of America or the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise.

            We hereby consent to the filing of this letter as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

            This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

                                    Very truly yours,

                                   /S/ KELLEY DRYE & WARREN LLP